Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

Release	Immediate

Contact	Investors: Maryann Seaman (281) 591-4080

Media: Bruce Bullock (281) 591-4429 Tommy Lyles (281) 591-4419

FMC Technologies CEO to Address Friedman Billings Ramsey Investor Conference

HOUSTON, November 14, 2006 – FMC Technologies, Inc. (NYSE: FTI) announced today that
Joseph H. Netherland, Chairman and CEO, will present at the following event:

Analyst Conference: Friedman Billings Ramsey 2006 Annual Investor Conference

New York, Tuesday, November 28, at 3:40 P.M. EST.

Presentation: Live webcast and presentation slides available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com - investor relations section.

FMC Technologies, Inc. (www.fmctechnologies.com) is a leading global provider of mission-critical technology solutions for the energy, food processing and air transportation industries. The Company designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 11,000 people and operates 32 manufacturing facilities in 17 countries.

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